Exhibit 10.1

Execution Version

SPONSOR AND INSIDERS LETTER AGREEMENT

This Sponsor and Insiders Letter Agreement (the “Agreement”) is made as of May 16th, 2023, by and among enGene Inc., a corporation incorporated under the laws of Canada (“enGene”), enGene Holdings Inc., a company incorporated under the laws of Canada that intends to continue to a company governed by the Business Corporations Act (British Columbia) (the “Company”), Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), Forbion Growth Sponsor FEAC I B.V., a Dutch private limited liability company (the “Sponsor”), each of the other parties to the Insider Letter (as defined below) set forth on the signature pages hereto (the “Insiders”), and Forbion Growth Opportunities Fund I Cooperatief U.A., a cooperative association (coöperatie) with exempted liability incorporated in the Netherlands (“Sponsor Parent” and, together with Sponsor, the “Sponsor Parties”). Capitalized terms used but not defined herein have the respective meanings given to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 3,162,500 FEAC Class B Shares (the “Sponsor Shares”) and (ii) FEAC Private Placement Warrants for the purchase of 5,195,000 shares of FEAC Class A Shares in the aggregate (the “Sponsor Warrants”), and Sponsor Parent is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,000,000 FEAC Class A Shares (the “Sponsor IPO Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, FEAC, enGene, the Company and certain other persons party thereto are entering into a Business Combination Agreement (as the same may be amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, FEAC, enGene, the Company and the other parties thereto agreed, among other things, to consummate the Transactions set forth therein; and

WHEREAS, as an inducement to FEAC, enGene and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the Sponsor Parties and the Insiders are entering into this Agreement to provide for, among other things, (i) the waiver of any adjustment to the conversion ratio set forth in the FEAC Articles (as defined below) or any other anti-dilution or similar protection with respect to the Sponsor Shares that would otherwise result from or be triggered by the Transactions, (ii) the imposition on the Closing Date at the effective time of the Amalgamation pursuant to the Plan of Arrangement (the “Closing”) of certain transfer restrictions with respect to the Restricted Securities (as defined below), and (iii) the forfeiture by the Sponsor of certain Sponsor Shares and Sponsor Warrants in connection with the consummation of the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Surrender. On the day that is two (2) Business Days prior to the Closing Date, effective immediately prior to the Class B Conversion and contingent upon the substantially concurrent completion of each element of the Transactions (other than those Transactions that are scheduled to be completed following the completion of the Amalgamation), automatically, and without any further action of the Sponsor, FEAC, or any other person, 1,789,004 of Sponsor’s FEAC Class B Shares and 5,463,381 of Sponsor’s FEAC Private Placement Warrants (together, the “Surrendered Securities”) are hereby surrendered to FEAC and forfeited as a contribution to the capital of FEAC for no consideration and cancelled and no longer outstanding, in each case subject to the terms and conditions of this Agreement and the Business Combination Agreement and in accordance with FEAC’s Governing Documents, each as in effect immediately prior to the Class B Conversion.

Section 2. Insider Letter; Transfer Restrictions. Capitalized terms used in this Section 2 and not otherwise defined have the meanings set forth in that certain letter agreement, dated as of December 9, 2021 (the “Insider Letter”), among FEAC, the Sponsor and the Insiders.

(a) The Insider Letter provides in Section 9 thereof for certain restrictions on transfer of (i) Founder Shares and Class A Ordinary Shares issuable upon conversion thereof, and (ii) Private Placement Warrants, Working Capital Warrants and Extension Loan Warrants, and Class A Ordinary Shares issuable upon exercise thereof, until the expiration of certain time periods or the happening of certain prior events. Notwithstanding the provisions of the Insider Letter, and in precedence thereto, effective as of and conditioned upon the Closing, each of the Sponsor Parties and each Insider agrees that it, he or she shall not, until the earlier of (A) 12:01 am, U.S. eastern time, on the twelve-month anniversary of the date of the Closing and (B) following the Closing, (x) if the closing price of the Company Common Shares (as defined below) equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing (provided, however that the transfer restrictions applicable to Sponsor Parties and the Insiders shall not be lifted pursuant to this clause (a)(B)(x) prior to the date that is one hundred and eighty one (181) days following the Closing) and (y) the date on which the Company completes a liquidation, merger, amalgamation, arrangement, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their common shares of the Company (“Company Common Shares”) for cash, securities or other property, Transfer (as such term is defined in the Insider Letter) (i) any Sponsor IPO Shares, (ii) any Founder Shares, any Class A Ordinary Shares issuable upon conversion of such Founder Shares, or any Company Common Shares issued in exchange for or in consideration of such Class A Ordinary Shares in connection with the Closing or (iii) any Private Placement Warrants, Working Capital Warrants or Extension Loan Warrants, any Class A Ordinary Shares issued or issuable upon exercise of such Private Placement Warrants, Working Capital Warrants or Extension Loan Warrants, or any Company Common Shares issued or issuable upon exercise of such warrants in the form assumed by the Company and amended in connection with the Closing; provided, however, that the foregoing restrictions shall not apply to any Transfer of Restricted Securities (as defined below) effected in compliance with Section 9(c) of the Insider Letter (it being understood that the “written agreement with the Company” in the proviso to Section 9(c) of the Insider Letter will be in substantially the form of Exhibit A attached hereto).

(b) Notwithstanding anything herein or in the Insider Letter to the contrary, from and after the Closing, references in the Insider Letter to the Founder Shares or Class A Ordinary Shares issuable upon conversion thereof shall include the Company Common Shares issued upon conversion and exchange of such Founder Shares and Class A Ordinary Shares in connection with the Closing of the Transactions, and references in the Insider Letter to the Private Placement Warrants, Working Capital Warrants or Extension Loan Warrants or Class A Ordinary Shares issuable upon exercise thereof shall include the Company Common Shares issued or issuable following the assumption by the Company of such warrants and the amendment of such warrants in connection with the Closing of the Transactions.

(c) The Sponsor IPO Shares, the Founder Shares, the FEAC Class A Ordinary Shares issuable upon conversion of such Founder Shares, the Private Placement Warrants, Working Capital Warrants and Extension Loan Warrants, the Class A Ordinary Shares issuable upon exercise of such warrants, and the shares of the Company’s common stock issuable in exchange for such Sponsor IPO Shares, Founder Shares and FEAC Class A Ordinary Shares in connection with the Closing of the Transactions or issued or issuable upon exercise of such Private Placement Warrants, Working Capital Warrants and Extension Loan Warrants following the assumption by the Company of such warrants and the amendment of such warrants in connection with the Closing of the Transactions, are collectively referred to in this Agreement from time to time as the “Restricted Securities”. This Section 2 shall continue to apply to Restricted Securities following their transfer to a permitted transferee under the Insider Letter. Each holder of Restricted Securities shall be entitled to vote its Restricted Securities and receive dividends and other distributions with respect to such Restricted Securities (to the extent such concepts are applicable) during any period of time that such shares are subject to restrictions on transfer hereunder.

(d) Any Transfer of Restricted Securities made or attempted in violation of or contrary to the terms of this Agreement shall be null and void ab initio, and FEAC and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of FEAC’s or the Company’s equity holders for any purpose. Any of FEAC, enGene or the Company may impose stop-transfer instructions with respect to the Restricted Securities during the period of the restrictions on transfer applicable thereto under this Section 2.

(e) Each certificate (if any) evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SPONSOR AND INSIDERS LETTER AGREEMENT, DATED AS OF MAY 16th, 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH SPONSOR WAIVER AND SHARE RESTRICTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) The Company and enGene are hereby made express third party beneficiaries of the Insider Letter with the power and authority to enforce the Insider Letter on behalf of and against each other party to the Insider Letter. FEAC shall not terminate, amend or modify, or waive compliance with, the Insider Letter absent the prior written consent of the Company and enGene (not to be unreasonably withheld).

(g) In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Insider Letter, this Agreement shall control with respect to the subject matter hereof.

Section 3. Waiver of Anti-Dilution Protection. With effect as of immediately prior to, and conditioned upon the consummation of, the Closing, the Sponsor, who is the holder of all of the outstanding FEAC Class B Shares as of the date hereof, in compliance with and pursuant to the Memorandum and Articles of Association of the FEAC adopted by special resolution dated 8 December 2021 and effective on 9 December 2021 (as the same may be amended or modified from time to time, the “FEAC Articles”), hereby waives, and agrees not to assert, perfect or seek to enforce, any rights to adjustment or other anti-dilution protections that would otherwise result from or be triggered by the Transactions (including the PIPE Financing) with respect to the FEAC Class B Shares under the FEAC Articles or under any applicable law; provided, that, for the avoidance of doubt, the foregoing waiver does not waive the Sponsor’s rights under Section 17.8 of the FEAC Articles, which provides that in no event may any FEAC Class B Share convert into FEAC Class A Shares at a ratio that is less than one-for-one.

Section 4. Underwriting Agreement. UBS Securities LLC and Kempen & Co. USA, Inc. (now called Van Lanschot Kempen (USA) Inc.), being the “Representatives” and the “Underwriters” (the “Underwriters”) under that certain Underwriting Agreement dated December 9, 2021, entered into by FEAC in favor of such Underwriters (the “Underwriting Agreement”), by execution and delivery of a consent letter agreement entered into concurrently with the execution and delivery of this Agreement, consent, including pursuant to Section 16(g) of the Underwriting Agreement, to the amendments of the Underwriting Agreement and the Insider Letter effected by this Agreement, including as provided in this Section 4.

(a) Section 4 of the Underwriting Agreement provides for certain representations and warranties and agreements of FEAC in relation to Shares, Warrants, Founders Shares and the Amended and Restated Memorandum and Articles of Association (as such terms are defined in the Underwriting Agreement) that continue for a period of five (5) years from the date of the consummation of a Business Combination. From and after the time and date of the Closing of the Transactions, such terms shall be deemed to refer to the Company Common Shares and the Governing Documents of the Company adopted in connection with the Closing of the Transactions, respectively. In furtherance thereof, the Transactions, and the listing and registration of the Company Common Shares in connection therewith, are hereby expressly permitted and agreed to by the parties to the Underwriting Agreement.

(b) From and after the Closing of the Transactions, all communications under the Underwriting Agreement sent to FEAC (as “the Company” thereunder) shall be delivered to:

enGene Holdings Inc.

7171 Rue Frederick Banting

Saint-Laurent, QC H4S 1Z9

Canada

Attn: Jason Hanson

Email: jhanson@engeneinc.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Ave.

New York, NY 10178-0060

United States

Attn: Howard A. Kenny

Email: howard.kenny@morganlewis.com

and with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite

2600, Three Bentall Centre,

Vancouver, British Columbia V7X 1L3

Canada

Attn: Joseph Garcia

Email: joseph.garcia@blakes.com

(c) The Company and enGene are hereby made express third party beneficiaries of the Underwriting Agreement with the power and authority to enforce the Underwriting Agreement on behalf of and against each other party to the Underwriting Agreement. FEAC and the Underwriters shall not terminate, amend or modify, or waive compliance with, the Underwriting Agreement absent the prior written consent of the Company and enGene.

Section 5. Fairness Opinion. FEAC represents and warrants to the Sponsor, the Insiders, enGene and the Company that a majority of FEAC’s disinterested independent directors have approved the Transactions, and that FEAC has obtained, prior to entering into this Agreement and the Business Combination Agreement, an opinion from Lincoln International LLC that the Company Consideration to be issued in connection with the Business Combination is fair from a financial point of view to the unaffiliated FEAC Shareholders.

Section 6. Sponsor Loans. The Prospectus (as such term is defined in the Underwriting Agreement) permits loans made by the Sponsor or an affiliate of the Sponsor or any of FEAC’s officers or directors (each, a “Lender”), on such terms as to be determined by FEAC from time to time, to finance FEAC’s needs for working capital and obligations to make extension payments (“Sponsor Loans”). The Prospectus, and the agreements entered into by FEAC at the time of its initial public offering, contemplate that such Sponsor Loans are convertible into private placement warrants at a price of $1.50 per warrant, at the option of the

Lender. FEAC, Sponsor and each Insider that is a Lender under the Sponsor Loans, each on its own behalf and on behalf of its affiliates (including the officers and directors of FEAC and each Lender), hereby, assuming that the aggregate principal amount outstanding under the Sponsor Loans exceeds $1,500,000 on the day which is two (2) Business Days prior to the Closing Date, agrees to elect to convert, and shall take such necessary or appropriate actions so as to ensure the conversion of, an amount equal to $1,500,000 of the aggregate principal amount outstanding under the Sponsor Loans, taken together, into additional FEAC Private Placement Warrants immediately prior to the Surrender on the day that is two (2) Business Days prior to the Closing Date, in each case in accordance with the Warrant Agreement and the relevant promissory note governing each such Sponsor Loan.

Section 7. Representations and Warranties of the Sponsor. Each Sponsor Party (as to itself and not as to any other Sponsor Party) represents and warrants as of the date hereof to enGene, the Company and FEAC as follows:

(a) Organization; Due Authorization. Such Sponsor Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party’s. This Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Such Sponsor Party is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Sponsor Shares and Sponsor Warrants as set forth in the Recitals to this Agreement as being owned by such Sponsor Party and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Shares and Sponsor Warrants (other than transfer restrictions under the Securities Act or other applicable securities laws)) affecting any Sponsor Shares and Sponsor Warrants, other than any Permitted Liens or pursuant to this Agreement, the Business Combination Agreement and the Ancillary Documents. Other than the Sponsor Warrants, pursuant to the FEAC Articles or pursuant to an Ancillary Document, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of FEAC or outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units or commitments for shares of FEAC.

(c) No Conflicts. The execution and delivery of this Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor Party or such Sponsor Party’s Sponsor Shares or Sponsor Warrants), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Agreement.

(d) Litigation. There are no Proceedings pending against such Sponsor Party, or to the knowledge of such Sponsor Party, threatened against such Sponsor Party, before (or, in the case of threatened Proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Agreement. Such Sponsor Party has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Such Sponsor Party (i) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has never been convicted of, or pleaded guilty to, any crime involving fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is not currently a defendant in any such criminal proceeding.

(e) Acknowledgment. Such Sponsor Party understands and acknowledges that each of the Company, enGene and FEAC is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Agreement. Such Sponsor Party has had the opportunity to read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

Section 8. Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the termination of the Business Combination Agreement in accordance with its terms.

Section 9. Miscellaneous. Article 8 of the Business Combination Agreement is incorporated herein by reference, mutatis mutandis.

Section 10. Legal Representation. The Sponsor and the Insiders each hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Blake, Cassels & Graydon LLP (“BCG”) and Morgan Lewis & Bockius LLP (“MLB”) may represent the shareholders or holders of other equity interests of the Company and its Subsidiaries or any of their respective directors, members, partners, officers, employees or Affiliates (including after the Closing, FEAC), in each case, solely in connection with any Proceeding or obligation arising out of or relating to the Transactions, notwithstanding their prior representation of enGene, its Subsidiaries and the Company. The Sponsor and each Insider, on behalf of itself and the Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to BCG’s or MLB’s prior representation of enGene, its Subsidiaries or the Company (including, after the Closing, FEAC).

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Sponsor and Insiders Letter Agreement as of the date first written above.

ENGENE:

ENGENE INC.

By:	/s/ Anthony Cheung
Name:	Anthony Cheung
Title:	Chief Technology Officer

COMPANY:

ENGENE HOLDINGS INC.

By:	/s/ Richard Glickman
Name:	Richard Glickman
Title:	Director

[Signature Page to Sponsor and Insiders Letter Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Sponsor and Insiders Letter Agreement as of the date first written above.

FORBION EUROPEAN ACQUISITION CORP.

By:	/s/ Jasper Bos
Name: Jasper Bos
Title: Chief Executive Officer

FORBION GROWTH SPONSOR FEAC I B.V.

By:	/s/ Jasper Bos
Name: Jasper Bos
Title: Chief Executive Officer

By:	/s/ Cyril Lesser
Name: Cyril Lesser
Title: Director

FORBION GROWTH OPPORTUNITIES FUND I COOPERATIEF U.A.

By:	/s/ Sander Slootweg
Name: Sander Slootweg
Title: Authorized Signatory

By:	/s/ Wouter Joustra
Name: Wouter Joustra
Title: Authorized Proxy

[FEAC and Sponsor Parties’ Signature Page to Sponsor and Insiders Letter Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Sponsor and Insiders Letter Agreement as of the date first written above.

/s/ Jasper Bos
JASPER BOS, individually

/s/ Cyril Lesser
CYRIL LESSER, individually

/s/ Sander Slootweg
SANDER SLOOTWEG, individually

/s/ Wouter Joustra
WOUTER JOUSTRA, individually

/s/ Philip Astley-Sparke
PHILIP ASTLEY-SPARKE, individually

/s/ Hilde Steineger
HILDE STEINEGER, individually

/s/ Ton Logtenberg
TON LOGTENBERG, individually

[Underwriter Signature Page to Sponsor and Insiders Letter Agreement]

EXHIBIT A

Form of Joinder to Insider Letter and

Sponsor and Insiders Letter Agreement

[DATE], 20__

Reference is made to (i) that certain that certain letter agreement, dated as of December 9, 2021 (the “Insider Letter”), among Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), Forbion Growth Sponsor FEAC I B.V., a Dutch private limited liability company (the “Sponsor”) and the other individuals party thereto (the “Insiders”), and (ii) that certain Sponsor and Insiders Letter Agreement, dated as of May 16th, 2023, by and among enGene Inc., a company incorporated under the laws of Canada (“enGene”), enGene Holdings Inc., a company incorporated under the laws of Canada (the “Company”), FEAC, Sponsor and the Insiders (as amended from time to time, the “Securities Restriction Agreement”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Insider Letter or the Securities Restriction Agreement, as applicable.

The undersigned transferee of [describe securities transferred] (a “New Holder”) agrees that this joinder to the Insider Letter and the Securities Restriction Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

The undersigned New Holder hereby agrees to and does become party to the Insider Letter as an “Insider” thereunder and to the Securities Restriction Agreement as a “Sponsor” or an “Insider” thereunder, as applicable. This Joinder shall serve as a counterparty signature page to the Insider Letter and the Securities Restriction Agreement and by executing below, the undersigned New Holder is deemed to have executed each of the Insider Letter and the Securities Restriction Agreement with the same force and effect as if originally named a party thereto effective from and after the date hereof; provided, however, that the terms and conditions of the Insider Letter and the Securities Restriction Agreement shall apply only with respect to the Restricted Shares transferred to New Holder from the transferor that was a party to the Insider Letter and the Securities Restriction Agreement.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Joinder as of the date first written above.

[NEW HOLDER]

By:
Name:
Title:

Notice Address:

FORBION EUROPEAN ACQUISITION CORP.

By:
Name:
Title:

By:
Name:
Title:

ENGENE HOLDINGS INC.

By:
Name:
Title: